Exhibit 99.1
Horizon Technology Finance Receives Commitment for New
$150 Million Accordion Credit Facility with Initial $75 Million Commitment from Wells Fargo Capital Finance
FARMINGTON, Conn., June 20, 2011 — Horizon Technology Finance Corporation (Nasdaq: HRZN) (the “Company” or “Horizon”), a leading specialty finance company that provides secured loans to venture capital and private equity backed development-stage companies in the technology, life science, healthcare information and services, and clean-tech industries, today announced that it has received a commitment for a new credit facility up to $150 million with an initial commitment of $75 million from Wells Fargo Capital Finance, part of Wells Fargo & Company (NYSE:WFC). The credit facility contains an “accordion” feature which would allow additional lenders to join the facility with increased commitments up to an aggregate of $150 million. After consummation of the credit facility, there can be no assurances that additional lenders would join the credit facility. Amounts borrowed under the credit facility will bear interest at LIBOR plus 4.00%, with a floor of 5.00% and an advance rate of 50% against eligible loans.
Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer, commented, “We are pleased to receive a commitment for a new credit facility of up to $150 million. Upon closing, the facility will immediately allow us to leverage existing investments and provide us with additional capital to deploy into new portfolio assets. By continuing to execute on our leverage strategy, we expect to grow our high-quality portfolio and enhance our future earnings and dividend growth.”
The credit facility is subject to customary closing conditions and the execution of definitive documentation. No assurance can be given that the Company will execute definitive documentation, that the definitive documentation will reflect the terms described herein or that the credit facility will be entered into at all.
About Horizon Technology Finance Corporation
Horizon Technology Finance Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company provides secured loans to development-stage companies backed by established venture capital and private equity firms within the technology, life science, healthcare information and services, and clean-tech industries. The investment objective of Horizon Technology Finance is to maximize total risk-adjusted returns by generating current income from a portfolio of directly originated secured loans as well as capital appreciation from warrants to purchase the equity of portfolio companies. Headquartered in Farmington, CT, with a regional office in Walnut Creek, CA, the Company is externally managed by its investment advisor, Horizon Technology Finance Management LLC. To learn more, please visit www.horizontechnologyfinancecorp.com.
About Wells Fargo Capital Finance
Wells Fargo Capital Finance is the trade name for certain asset-based lending, accounts receivable and purchase order finance services of Wells Fargo & Company and its subsidiaries, and provides traditional asset-based lending, specialized senior secured financing, accounts receivable financing and purchase order financing to companies across the United States and Canada. Dedicated teams within Wells Fargo Capital Finance provide financing solutions for companies in specific industries such as retail, software publishing and high-technology, commercial finance, staffing, government contracting and others. For more information, visit wellsfargocapitalfinance.com.
Forward-Looking Statements
Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Horizon Technology Finance Corporation	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Leon Berman / Michael Cimini
(860) 676-8653	(212) 477-8438 / (212) 477-8261
chris@horizontechfinance.com	lberman@igbir.com / mcimini@igbir.com